ATTACHMENT 77.C TO FORM N-SAR, DATED 10/31/96, FOR
        IAA TRUST TAXABLE FIXED INCOME SERIES FUND, INC.
  Annual Meeting of Stockholders


  An Annual Meeting of Stockholders was held on September 30, 1996 for IAA Trust Growth Fund, Inc.; IAA Trust Asset Allocation Fund,
  Inc.; IAA Trust Tax Exempt Bond Fund, Inc.; and IAA Trust
  Taxable Fixed Income Series Fund, Inc. At the meetings, stockholders were asked to consider and act upon (1) the election of seven (7) Directors for the ensuing year; (2) the ratification or rejection of the selection by the Board of Directors of the firm of Coopers & Lybrand, L.L.P. as auditors and accountants for the fiscal year ending June 30, 1997.

  The results of all matters voted on by stockholders of the Funds at the Annual Meetings held on September 30, 1996, were as follows:

  A.    Election of Directors

       IAA Trust Growth Fund, Inc.
                                                Withhold
                                For             Authority
       Ronald R. Warfield       2,839,474       24,372
       Herbert G. Allen         2,840,388       23,458
       Nancy J. Erickson        2,810,877       52,969
       William E. Klein, Sr.    2,812,653       51,193
       Ailene Miller            2,837,542       26,304
       Rollie D. Moore          2,840,091       23,755
       Charlot R. Cole          2,839,401       24,445

IAA Trust Asset Allocation Fund, Inc.
                                                Withhold
                                For             Authority
                                525,890         0
                                525,890         0
                                522,467         3,423
                                522,467         3,423
                                522,826         3,064
                                522,826         3,064
                                525,890         0

B. Selection of Auditors

            IAA Trust Growth Fund, Inc.

              For     Against     Abstain
         2,786,481     716        76,649


         IAA Trust Asset Allocation Fund, Inc.

                For             Against     Abstain
                511,931         48          13,911

  A.          Election of Directors

            IAA Trust Tax Exempt Bond
              Fund, Inc.
                                                Withhold
                                For             Authority
       Ronald R. Warfield       1,385,735       36,236
       Herbert G. Allen         1,385,697       36,274
       Nancy J. Erickson        1,385,735       36,236
       William E. Klein, Sr.    1,385,735       36,236
       Ailene Miller            1,385,697       36,274
       Rollie D. Moore          1,381,128       40,843
       Charlot R. Cole          1,384,560       37,411

IAA Trust Taxable Fixed Income Series Fund, Inc.
                                                Withhold
                                For             Authority
                                20,644,395      184,337
                                20,641,619      187,113
                                20,589,207      239,525
                                20,586,431      242,301
                                20,641,619      187,113
                                20,644,395      184,337
                                20,761,033      67,699

B. Selection of Auditors

            IAA Trust Tax Exempt Bond
              Fund, Inc.

        For             Against         Abstain
        1,397,243       0               24,728
         .
                   IAA Trust Taxable Fixed
                   Income Series Fund, Inc.

        For             Against         Abstain
        20,599,982      0               228,750